Exhibit (17)(a)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
____________________________________________
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
Truist Bank
(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)
223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)
_____________________________
Patrick Giordano
Vice President
223 West Nash Street
Wilson, NC 27893
(904) 463-6762
(Name, address and telephone number of agent for service)
BLUE OWL CREDIT INCOME CORP.
(Exact name of registrant as specified in charter)
399 Park Avenue
New York, NY 10022
(212) 419-3000
(Address and telephone number, including area code, of principal executive offices)
Jonathan Lamm
Chief Financial Officer and Chief Operating Officer
399 Park Avenue
New York, NY 10022
Blue Owl Credit Income Corp. 5.900% Notes due 2028

(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:
(a)    Name and address of each examining or supervising authority to which it is subject.
State of North Carolina – Commissioner of Banks
State of North Carolina
Raleigh, North Carolina
Federal Reserve Bank of Richmond
Post Office Box 27622
Richmond, VA 23261
Federal Deposit Insurance Corporation
Washington, D.C.
(b)    Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2.    Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3- 15
No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.    List of Exhibits.
List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664).
Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664).
Exhibit 3.
The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 4.	A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 5th day of March, 2026.

TRUIST BANK

By: /s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

CONSOLIDATED BALANCE SHEETS
TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

(Dollars in millions, except per share data, shares in thousands)	Dec 31, 2025	Dec 31, 2024
Assets
Cash and due from banks	$4,967	$5,793
Interest-bearing deposits with banks	31,410	33,975
Securities borrowed or purchased under agreements to resell	3,200	2,550
Trading assets at fair value	5,790	5,100
AFS securities at fair value	65,042	67,464
HTM securities (fair value of $39,130 and $40,286, respectively)	47,186	50,640
LHFS (including $1,622 and $1,233 at fair value, respectively)	1,883	1,388
Loans and leases (including $11 and $13 at fair value, respectively)	328,595	306,383
ALLL	(5,030)	(4,857)
Loans and leases, net of ALLL	323,565	301,526
Premises and equipment	3,172	3,225
Goodwill	17,125	17,125
CDI and other intangible assets	1,256	1,550
Loan servicing rights at fair value	3,972	3,708
Other assets (including $1,725 and $1,271 at fair value, respectively)	38,970	37,132
Total assets	$547,538	$531,176
Liabilities
Noninterest-bearing deposits	$105,092	$107,451
Interest-bearing deposits (including $639 and $192 at fair value, respectively)	295,306	283,073
Short-term borrowings (including $2,394 and $1,896 at fair value, respectively)	27,839	29,205
Long-term debt	41,963	34,956
Other liabilities (including $1,797 and $2,286 at fair value, respectively)	12,149	12,812
Total liabilities	482,349	467,497
Shareholders’ Equity
Preferred stock	4,916	5,907
Common stock, $5 par value	6,312	6,580
Additional paid-in capital	33,663	35,628
Retained earnings	26,067	23,777
AOCI, net of deferred income taxes	(5,769)	(8,213)
Total shareholders’ equity	65,189	63,679
Total liabilities and shareholders’ equity	$547,538	$531,176
Common shares outstanding	1,262,470	1,315,936
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	176	216
Preferred shares authorized	5,000	5,000
The accompanying notes are an integral part of these consolidated financial statements.